Exhibit 99.1

                                                         JOSTENS, INC.
NEWS RELEASE                                     5501 AMERICAN BOULEVARD WEST
INVESTOR CONTACT:                                MINNEAPOLIS, MINNESOTA 55437
RICH STOEBE
952.830.3250

For immediate release

                   MICHAEL L. BAILEY APPOINTED CEO OF JOSTENS

MINNEAPOLIS, JULY 21, 2004

In connection with separately announced transactions, the Board of Directors of Jostens, Inc. has named Michael L. Bailey as chief executive officer. Bailey was most recently president of Jostens and will succeed Robert C. Buhrmaster, who is retiring after 12 years with the Company. Jostens said the leadership succession was scheduled to coincide with the announcement that Jostens is becoming part of a new specialty printing and marketing services company co-owned by Kohlberg Kravis Roberts & Co. and DLJ Merchant Banking Partners, an affiliate of Credit Suisse First Boston's Alternative Capital Division. The change in leadership is effective immediately.

In making the announcement, the Board of Jostens said, "We thank Bob for his long term contributions to the company and delight in ratifying Mike as his successor. Mike's market and customer knowledge, breadth of executive level assignments and leadership performance provides a unique set of capabilities to lead Jostens."

Buhrmaster served as CEO of Jostens for more than ten years. "We have been successful in strengthening our competitive position, streamlining operations and building a strong foundation for growth," said Buhrmaster. "Mike has been a key part of our success and is well positioned for his new role as chief executive officer."

"It's an honor and a privilege to lead Jostens," said Bailey, 48. "Whether it's the delivery of a yearbook, class ring, diploma, graduation products, school photographs or a Super Bowl ring, our goal is straight forward; to ensure that every interaction with Jostens is a superior experience. It's the way we will further strengthen our brand and create value for all stakeholders."

Bailey joined Jostens in 1978 as a sales representative. He has served as president of the company since February 2003 and has held a variety of leadership roles including general manager of several businesses within Jostens.

Jostens said that the new specialty printing and marketing services company of which it will be a part generated combined sales in excess of $1.4 billion in the last twelve months ended March 31, 2004. It will consist of three leading entities poised to grow organically and through acquisitions: Jostens, Inc., the market leader in yearbooks, class rings, and graduation products; Von Hoffmann Corporation, leading printer of educational textbooks and supplemental materials and its subsidiary Lehigh Press, which specializes in book components and direct marketing print services through Lehigh Direct; and Arcade Marketing, the leading manufacturer of sampling products for the fragrance, cosmetics, consumer products, and food and beverage industries. Each of these companies is currently owned by DLJ Merchant Banking Partners and will become part of one enterprise through a recapitalization of Jostens and the acquisitions of Von Hoffmann and Arcade. The new holding company will be led by industry veteran Marc L. Reisch, who has been highly successful in growing specialty printing and marketing services businesses.

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About Jostens
Minneapolis-based Jostens is a provider of products, programs and services that help people celebrate important milestones, recognize achievements and build affiliation. The Company's products include yearbooks, class rings and affiliation jewelry, graduation products, school photography, and products for athletic departments and their fans.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company's actual future results to differ materially from its historical results and those presently anticipated or projected. You are hereby cautioned that these statements may be affected by our substantial debt, our inability to achieve our business strategies, changes in relationships with our employees or our independent representatives, our dependence on key suppliers, seasonality, fluctuating raw materials prices as well as other factors set forth in the Company's filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, the use of the term "Adjusted EBITDA" is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.


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